UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2024

Date of Report (Date of earliest event reported)

COLLECTIVE AUDIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street 16-079

New York, NY 10004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	CAUD	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	CAUDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 1, 2024 (the “Effective Date”), Collective Audience, Inc. (the “Company”) entered into an executive offer letter agreement (the “Andrews Agreement,”) with Chris Andrews, the Company’s Chief Operating Officer. The material terms of the Andrews Agreement is set forth below.

The Andrews Agreements

The initial term of the Andrews Agreement is one year from the Effective Date, after which it will automatically renew on an annual basis, subject to earlier termination in accordance with the terms of the agreement. Pursuant to the terms of the Andrews Agreement, Mr. Andrews will be entitled to receive:

●	an annual base salary of $120,000 per annum (subject to annual review and adjustment) (the “Base Salary”), for the first ten (10) months of employment. Beginning November 1, 2024, the Base Salary shall increase to a gross annual rate of $216,000 (the “Adjusted Pay Rate”). Notwithstanding the foregoing, the Board can elect to pay the Adjusted Pay Rate earlier than the foregoing in its sole discretion;

●	an annual bonus (paid out annually if Company milestones and profitability are met), to be negotiated in January 2024, subject to approval by the Board;

●	equity incentive compensation of 40,000 options to purchase shares of the Company’s common stock, subject to the passage of a Company equity incentive plan; and

●	eligibility to participate in a number of Company-sponsored benefit plans that may be in effect from time to time.

Furthermore, pursuant to the Andrews Agreement, in the event that the Andrews Agreement is terminated for a reason other than “cause” or for “good reason,” Mr. Andrews, upon signing and returning an effective waiver and release of claims, shall be entitled to receive: (i) separation payments in an aggregate amount of 3 months of his then-current base salary; and (ii) continuation of group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) at the Company’s expense for a period of 3 months following the termination date.

The foregoing summary of the terms of the Andrews Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Andrews Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” related to the Andrews Agreement is incorporated by reference into this Item 5.02.

(e)

Long-Term Incentive Compensation

On January 1, 2024, the Board approved, subject to the shareholder approval, the 2024 Equity Incentive Plan (“2024 Plan”). The following paragraphs provide a summary of the features of the 2024 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2024 Plan and is qualified in its entirety by the specific language of the 2024 Plan. All awards of shares common stock of the Company under the 2024 Plan are subject to, and contingent upon, the Company shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c). No awards under the 2024 Plan can be exercised until the Company has received shareholder approval, and in the event shareholder approval is not obtained within twelve months after the effective date of the 2024 plan, then any awards granted under the 2024 Plan shall be void and the Company shall have no obligations with respect to any such award , in compliance with Rule 5635(c). Capital terms not defined herein are defined in the 2024 Plan.

Share Reserve

We have reserved 2,500,000 shares of common stock, par value $0.0001 (“Common Stock”) under the 2024 Plan. ”). In addition, the share reserve will automatically increase on January 1 of each fiscal year (for a period of ten years after adoption of the Plan) during the term of the Plan, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to the lesser of (a) five percent (5%) of the total number of shares of the Company’s Common Stock outstanding on December 31st of the prior year, and (b) a lesser number of Common Stock determined by the Board, in its discretion.

Administration

The 2024 Plan will be administered by the Board. The Board will have the authority to construe and interpret the 2024 Plan, grant awards, and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2024 Plan may be made subject to vesting, “performance conditions” or any other terms and conditions that the Board deems necessary or advisable.

Eligibility

Our employees, consultants, and directors, and the employees, consultants and directors of our affiliates, will be eligible to receive awards under the 2024 Plan. Incentive stock options may be granted only to employees of the Company. The Board will determine who will receive awards and the terms and conditions of such awards.

Term

The 2024 Plan will terminate 10 years from the date our Board adopted the plan, unless it is terminated earlier by our Board.

Award Forms and Limitations

The 2024 Plan authorizes the grant of stock awards, performance awards and other cash-based awards. Awards under the 2024 Plan are limited to the share reserve as described above under “Share Reserve.” The maximum number of shares subject to stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is equal to the initial share reserve (not including any subsequent adjustments).

Stock Options

The 2024 Plan provides for the grant of incentive stock options (“ISOs”) only to our employees or our affiliates. Options that are not classified as ISOs may be granted to our employees, directors, and consultants or our affiliates. The exercise price of each option must be at least equal to the fair market value of Common Stock on the date of grant. Options granted under the 2024 Plan may be exercisable at such times and subject to such terms and conditions as the Board determines. The maximum term of options granted under the 2024 Plan is 10 years. Options may vest based on time or achievement of performance conditions, as determined by the Board.

Restricted Stock

The Board may grant awards consisting of shares of Common Stock subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted stock award will be determined by the Board. The terms and conditions of the Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

Restricted Stock Units

The Board is authorized to make awards of Restricted Stock Units to any Participant selected by the Board in such amounts and subject to such terms and conditions as determined by the Board. At the time of grant, the Board shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals as the Board determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Board. At the time of grant, the Board shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award. All Restricted Stock Unit awards shall be subject to such additional terms and conditions as determined by the Board and shall be evidenced by a written Stock Award Agreement.

Other Stock-Based and Other Cash-Based Awards

The Board may grant other stock-based awards and other cash-based awards to participants under the 2024 Plan in amounts and on terms and conditions determined by the Board in its discretion. Such awards may be granted subject to vesting and other conditions or restrictions, or granted without being subject to any conditions or restrictions.

Additional Provisions

A stock option granted under the 2024 Plan shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, however, that the Administrator may, in its sole discretion, permit transfer of the Option to a revocable trust. Notwithstanding the foregoing, however, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the Optionee during the Optionee’s lifetime, except as otherwise permitted by the Administrator and by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Form of Executive Offer Letter between Collective Audience, Inc. and Chris Andrews, dated January 1, 2024.
10.2	Collective Audience, Inc. 2024 Equity Incentive Plan
10.3	Form of Stock Option Grant Notice and Form of Stock Option Agreement under the 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE AUDIENCE, INC.

Dated: January 5, 2024

	By:	/s/ Peter Bordes
	Name:	Peter Bordes
	Title:	Chief Executive Officer

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